UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 26, 2005

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

California	000-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 N. McCarthy Blvd., Suite 100 Milpitas, California 90535

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

a. Tempe, Arizona Property Purchase Agreement.

On May 27, 2005, the Registrant and Microchip Technology Incorporated, a Delaware corporation (the “Purchaser”), entered into a Purchase Agreement (the “Agreement”). Under the Agreement, the Purchaser agreed to purchase certain real property located at 2000 W. 14th Street, Tempe, Arizona (the “Property”) from the Registrant for $1.9 million (the “Transaction”). The Property had served as a wafer fabrication facility for Registrant whose board of directors adopted a restructuring plan described in its Current Report on Form 8-K dated October 19, 2004, and filed with the SEC on October 25, 2004. Part of this restructuring plan involved selling the Property. Purchaser has a facility adjacent to the Property.

The Transaction is subject to a twenty-day approval period during which the Purchaser is to conduct an evaluation of the Property. If during this twenty-day approval period, Purchaser determines that the Property is not acceptable, Purchaser has the right to terminate the Transaction and Agreement without any cost to the Purchaser. If Purchaser does not so terminate the Transaction and Agreement, the Transaction is to close ten days after expiration of the twenty-day approval period, subject to satisfaction of certain conditions, some of which involve performance by Registrant. If the Transaction does not close after expiration of the twenty-day approval period other than due to a material default or material breach by Purchaser, Purchaser is entitled to a refund of its deposit, which at that point is required to have been increased to $100,000.

b. Milpitas, California Lease Agreement.

On May 26, 2005, the Registrant and The Irvine Company entered into a lease covering the premises currently occupied by the Company under an expiring sublease. The new lease runs from September 1, 2005, through November 30, 2010 and covers 26,833 square feet known as Suite No. 100 at 490 N. McCarthy Blvd., Milpitas, CA, which is the same building currently being occupied but with a new street address. After an initial three-month period of no rent, the rent per square foot increases from 80 cents per square foot in the first year to 90 cents per square foot in the fifth year.

Item 7.01 Regulation FD Disclosure.

Registrant currently plans to file prior to June 30, 2005, amended Forms 10-Q for the first and second quarter of fiscal 2005 and an amended Form 10-K for fiscal 2004 in order to include the restated financial statements which were previously announced on January 18, 2005, and reported in a Form 8-K dated January 18, 2005, which was filed on January 21, 2005. The amended forms will also include corresponding changes to Management’s Discussion & Analysis of Financial Condition and Results of Operations and Selected Quarterly Financial Data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2005.

CALIFORNIA MICRO DEVICES CORPORATION

By	/s/ ROBERT V. DICKINSON
Robert V. Dickinson
President and Chief Executive Officer

By	/s/ R. GREGORY MILLER
R. Gregory Miller
Vice President, Finance and Chief Financial Officer